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                                                                    Exhibit (j)




                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors, Board of Trustees and Shareholders:
ING Variable Portfolios, Inc.
ING Strategic Allocation Portfolios, Inc.
ING VP Balanced Portfolio, Inc.
ING Variable Funds
ING VP Bond Portfolio
ING VP Money Market Portfolio
ING VP Growth and Income Portfolio

We consent to the use of our reports dated February 16, 2004 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                      /s/KPMG LLP


Boston, Massachusetts
April 28, 2004